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FOR IMMEDIATE RELEASE

CONTACT:
--------
Brian W. Boone
Treasurer/Investor Relations
(405) 516-8400



                    LOGIX COMMUNICATIONS ENTERPRISES, INC.

               NAMES CRAIG T. SHEETZ AS CHIEF FINANCIAL OFFICER

         OKLAHOMA CITY - March 30, 2000 - Logix Communications Enterprises, Inc., an integrated communications provider, announced Craig T. Sheetz as executive vice president and chief financial officer. Sheetz succeeds Geoffrey M. Boyd who left the company earlier this month. Sheetz brings more than 15 years of finance experience in communications companies. Prior to joining Logix, Sheetz was the executive vice president and chief operating officer of Dobson Communications Corporation. Prior to his employment with Dobson, Sheetz was the chief financial officer for Sygnet Wireless, Inc., which was acquired by Dobson Communications Corporation in December 1998.

         "Craig's knowledge and experience as a chief financial officer is a tremendous benefit to Logix and their management team," said Everett R. Dobson, chairman of the board for both Dobson Communications Corporation and Logix.

         "We are pleased to have Craig join our Logix management team," said Albert H. Pharis, Jr., chief executive officer. "Craig and I had a strong working relationship at Sygnet that produced successful results, and we expect to do the same for Logix."

         Logix Communications is an integrated provider of information technology and telecommunications services to businesses throughout the southwest. Logix provides a comprehensive range of voice services, advanced data services, Internet services and customer premise equipment. Logix news and information are available at www.logixcom.com.

         THE INFORMATION CONTAINED IN THIS NEWS RELEASE INCLUDES CERTAIN FORWARD-LOOKING STATEMENTS THAT ARE BASED UPON ASSUMPTIONS THAT IN THE FUTURE MAY PROVE NOT TO HAVE BEEN ACCURATE. THOSE STATEMENTS, AND THE BUSINESS AND PROSPECTS OF LOGIX ARE SUBJECT TO A NUMBER OF RISKS INCLUDING FUNDING THE SUBSTANTIAL OPERATING AND CAPITAL EXPENDITURE REQUIREMENTS OF THE BUSINESS. THESE AND OTHER RISKS ARE DESCRIBED IN DOCUMENTS AND REPORTS OF LOGIX THAT ARE AVAILABLE FROM THE SECURITIES AND EXCHANGE COMMISSION.